             [NACHTRAB, COUSINO, O'NEIL, TREUHAFT & CO. LETTERHEAD]
                                 Toledo Office
                              3434 Granite Circle
                            Toledo, Ohio 43617-1160

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Interlink Technologies, Inc.
Maumee, Ohio

We have audited the accompanying balance sheets of Interlink Technologies, Inc. as of August 31, 1994 and 1993, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interlink Technologies, Inc. as of August 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                  /s/ NACHTRAB, COUSINO, O'NEIL, TREUHAFT & CO.


November 11, 1994

INTERLINK TECHNOLOGIES, INC.

BALANCE SHEETS
AUGUST 31, 1994 AND 1993

                                                                             1994                   1993
                                                                       ----------------     -----------------
ASSETS
   CURRENT ASSETS
       Cash (Deficit)                                                  $         30,866     $        (115,727)
       Accounts Receivable - Trade (Note E)                                   1,122,823             1,209,879
       Accounts Receivable - Employees                                            2,697                   ---
       Prepaid Expenses and Other Assets                                         10,642                19,500
       Refundable Income Taxes (Note H)                                          97,358                   ---
                                                                       ----------------     -----------------
                      Total Current Assets                                    1,264,386             1,113,652

   PROPERTY AND EQUIPMENT (NOTES D AND E)
       Furniture and Fixtures                                                   177,415               142,125
       Equipment and Hardware                                                   461,465               435,897
       Computer Software                                                         81,847                80,311
       Leasehold Improvements                                                    67,961                64,003
       Automobiles                                                               19,178                45,208
                                                                       ----------------     -----------------
                                                                                807,866               767,544
       Less: Accumulated Depreciation                                           559,352               469,752
                                                                       ----------------     -----------------
                      Net Property and Equipment                                248,514               297,792

   SOFTWARE DEVELOPMENT COSTS, Net of
       Accumulated Amortization of $345,022
       and $120,690 at August 31, 1994 and
       1993, Respectively (Note J)                                              972,338               771,982

   OTHER ASSETS
       Copyrights, Trademarks and Patents, Net
          of Accumulated Amortization of $4,787
          and $3,759 at August 31, 1994 and 1993,
          Respectively                                                           29,450                25,163
       Deposits                                                                  10,668                15,337
                                                                       ----------------     -----------------
                      Total Other Assets                                         40,118                40,500
                                                                       ----------------     -----------------


                           TOTAL ASSETS                                $      2,525,356     $       2,223,926
                                                                       ================     =================





See Independent Auditors' Report and
  Notes to Financial Statements

                                                                             1994                   1993
                                                                       ----------------     -----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
  LIABILITIES
    CURRENT LIABILITIES
      Accounts Payable                                                 $        707,408     $         259,747
      Demand Note Payable (Note E)                                              820,000               440,000
      Loans Payable - Officers (Note B)                                         147,600                   ---
      Deferred Revenue                                                          235,901                89,978
      Accrued Payroll Taxes and Withholdings                                      2,753                97,692
      Accrued Expenses and Other Liabilities (Note B)                            64,186                50,861
      Accrued Income Taxes                                                          ---                44,896
      Current Maturities of Long-Term Debt (Note C)                              84,044               107,415
      Current Maturities of Capital Lease
         Obligation (Note D)                                                      5,952                23,510
      Deferred Income Taxes - Current (Note H)                                      ---                43,310
                                                                       ----------------     -----------------
                     Total Current Liabilities                                2,067,844             1,157,409

    LONG-TERM LIABILITIES
      Note Payable - Net of Current Maturities (Note C)                             ---                65,692
      Capital Lease Obligation, Net of Current
         Maturities (Note D)                                                      3,245                17,942
      Deferred Income Taxes (Note H)                                            148,000               206,931
                                                                       ----------------     -----------------
                     Total Long-Term Liabilities                                151,245               290,565
                                                                       ----------------     -----------------

                        TOTAL LIABILITIES                                     2,219,089             1,447,974

STOCKHOLDERS' EQUITY
      Common Stock (750 shares authorized, 105
         shares issued and outstanding, par value
         of $50 per share)                                                        5,250                 5,250
      Retained Earnings                                                         301,017               770,702
                                                                       ----------------     -----------------
                        TOTAL STOCKHOLDERS' EQUITY                              306,267               775,952
                                                                       ----------------     -----------------

                        TOTAL LIABILITIES AND
                        STOCKHOLDERS' EQUITY                           $      2,525,356     $       2,223,926
                                                                       ================     =================

INTERLINK TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
YEARS ENDED AUGUST 31, 1994 and 1993

                                                                             1994                   1993
                                                                       ----------------     -----------------
REVENUES (NOTE I)
  Software Sales                                                       $      2,488,628     $       3,147,385
  Hardware Sales                                                              1,350,864             1,287,461
  Project Revenues                                                              302,375               183,972
  Support and Maintenance Sales                                                 497,439               159,211
  Commissions, Royalties and Other                                               60,765                19,402
                                                                       ----------------     -----------------
                     Total Revenues                                           4,700,071             4,797,431

COST OF REVENUES
  Hardware Purchases                                                          1,007,169             1,001,551
  Project Related Expenses                                                      299,435               131,884
  Amortization of Software Development
    Costs (Note J)                                                              224,332               105,878
  Support Costs                                                                  23,222                18,475
  Commissions Paid                                                               42,724                94,628
                                                                       ----------------     -----------------
                     Total Costs of Revenues                                  1,596,882             1,352,416
                                                                       ----------------     -----------------

GROSS PROFIT                                                                  3,103,189             3,445,015

DEPARTMENTAL EXPENSES
  Technical                                                                   1,083,014               781,115
  Marketing                                                                     711,143               538,111
  Warehousing                                                                    27,375                40,752
  General and Administrative                                                  1,955,598             1,622,815
                                                                       ----------------     -----------------
                     Total Departmental Expenses                              3,777,130             2,982,793
                                                                       ----------------     -----------------

INCOME (LOSS) BEFORE INCOME TAXES                                              (673,941)              462,222

INCOME TAX (EXPENSE) BENEFIT (NOTE H)                                           204,256              (166,075)
                                                                       ----------------     -----------------

NET INCOME (LOSS)                                                              (469,685)              296,147

RETAINED EARNINGS - BEGINNING OF YEAR                                           770,702               474,555
                                                                       ----------------     -----------------

RETAINED EARNINGS - END OF YEAR                                        $        301,017     $         770,702
                                                                       ================     =================





See Independent Auditors' Report and
  Notes to Financial Statements

INTERLINK TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 1994 and 1993

                                                                             1994                   1993
                                                                       ----------------     -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                                    $       (469,685)    $         296,147

  Adjustments to Reconcile Net Income (Loss) to Net
    Cash Provided by Operating Activities:
      Depreciation and Amortization                                             335,162               232,157
      Increase (Decrease) in Deferred Income Taxes                             (102,241)              108,300
      Gain on Disposal of Asset                                                  (4,871)                  ---
      Changes in Operating Assets and Liabilities:
         Decrease in Accounts Receivable                                         84,359               127,882
         Decrease in Costs and Estimated Earnings in
           Excess of Billings on Uncompleted Contracts                              ---                49,340
         Increase in Refundable Income Taxes                                    (97,358)                  ---
         Decrease in Prepaid and Other Assets                                    13,527                 1,876
         Increase (Decrease) in Accounts Payable                                447,661               (34,821)
         Increase (Decrease) in Accrued Payroll
           Taxes and Withholdings                                               (94,939)               35,101
         Increase in Deferred Revenue                                           145,923                72,270
         Decrease in Accrued Expenses and
           Other Liabilities                                                    (31,571)              (15,614)
                                                                       ----------------     -----------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                       225,967               872,638

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                                            (66,662)              (59,625)
  Proceeds on Disposal of Assets                                                    500                   ---
  Increase in Software Development Costs                                       (424,688)             (442,782)
  Increase in Copyrights, Trademarks, and Patents                                (5,315)              (10,045)
                                                                       ----------------     -----------------

NET CASH USED BY INVESTING ACTIVITIES                                          (496,165)             (512,452)

NET CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase (Decrease) in Demand Note Payable                                380,000              (609,875)
  New Borrowings on Long-Term Debt                                                  ---               216,000
  Payments on Long-Term Debt                                                    (89,063)             (182,893)
  Payments on Capital Lease Obligations                                         (21,746)              (22,296)
  Increase (Decrease) in Loans Payable - Officers                               147,600               (25,000)
                                                                       ----------------     -----------------

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                416,791              (624,064)
                                                                       ----------------     -----------------

NET INCREASE (DECREASE) IN CASH                                                 146,593              (263,878)

CASH (DEFICIT) - BEGINNING OF YEAR                                             (115,727)              148,151
                                                                       ----------------     -----------------

CASH (DEFICIT) - END OF YEAR                                           $         30,866     $        (115,727)
                                                                       ================     =================





See Independent Auditors' Report and
  Notes to Financial Statements

INTERLINK TECHNOLOGIES, INC.

YEARS ENDED AUGUST 31, 1994 and 1993

                                                                             1994                   1993
                                                                       ----------------     -----------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash Paid for Interest                                               $         69,733     $          71,061
  Cash Paid for Income Taxes                                                     31,833                66,856

NONCASH ACTIVITIES:
  During 1994, the Corporation sold a leased automobile for $16,500. As part of this transaction, the buyer paid off the Corporation's remaining outstanding balance on the related capital lease obligation.

  Also during 1994, the Corporation recorded $22,763 of commission income from a reduction in the accounts payable owed to a certain vendor.

  During 1993, the Corporation acquired equipment with a cost of $41,386 from a customer by reducing that customer's accounts receivable in an equal amount.





See Independent Auditors' Report and
  Notes to Financial Statements

INTERLINK TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 1994 AND 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed by Interlink Technologies, Inc. (the Corporation) are described below:

ORGANIZATION: The Corporation has developed a computer software package (DC WIZARD) for the warehousing and distribution industries. Primary business activities include sales of the packaged and modified software, along with related computer equipment. The Corporation also provides computer technologies consulting services and ongoing support and maintenance. These activities are performed for a wide variety of customers located throughout the United
States. Interlink Technologies, Inc. was incorporated on September 12, 1986 and is headquartered in Maumee, Ohio.

ACCRUAL BASIS OF ACCOUNTING: The financial statements of the Corporation have been prepared on the accrual basis of accounting. Under this method, revenue is recognized when earned and expenses are recorded when they are incurred, without regard to the date of receipt or the payment of cash.

SOFTWARE REVENUES AND COSTS: The Corporation segments its long-term software contracts into three separate components: a software license fee agreement; an installation and modification agreement; and a system support agreement. Revenues from the software license fee are recognized at the time the software is delivered, while revenues from the modification agreement are recognized on a percentage of completion basis as the work is performed. Revenues from the system support agreement are recognized ratably over the term of the related agreement.

Computer equipment sold during the installation of the software is recognized by the Corporation as revenue and cost of revenue when it is shipped by the original vendor. In addition, revenues from consulting and other software related services are recognized as the services are rendered.

ACCOUNTS RECEIVABLE: Management has determined all accounts receivable balances to be fully collectible at August 31, 1994 and 1993, thus, no allowance for uncollectible accounts has been recorded. Included in accounts receivable are certain amounts due from customers, but not yet invoiced per the terms of the contract. These uninvoiced amounts totaled $450,000 and $388,333, respectively.

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost and represent assets owned by the Corporation and those acquired under a capital lease. Depreciation expense is provided for these costs under methods available for federal income tax purposes, and do not differ materially from methods available under generally accepted accounting principles. Depreciation expense amounted to $109,802 and $124,537 for years ending August 31, 1994 and 1993, respectively.

See Independent Auditors' Report

INTERLINK TECHNOLOGIES, INC.

AUGUST 31, 1994 AND 1993

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

SOFTWARE DEVELOPMENT COSTS: Certain software development costs, consisting of wages, related payroll taxes and benefits, and overhead costs, including certain general and administrative costs, have been capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." These amounts represent costs incurred from the time a software product becomes technologically feasible until it is available for general release. Software development costs are being amortized on a straight-line basis over a five year period. Such amortization expense amounted to $224,332 and $105,878 for years ended August 31, 1994 and 1993, respectively.

COPYRIGHTS, TRADEMARKS AND PATENTS: Expenses incurred in developing certain copyrights, trademarks, and patents have been capitalized. Amortization of these costs, which is on a straight-line basis, begins when the process is completed and all significant costs have been incurred. The amortization period for these costs reflects the estimated economic life of the asset and ranges from 1 to 40 years. Amortization expense for the years ended August 31, 1994 and 1993 was $1,028 and $1,741, respectively.

INCOME TAXES: Effective September 1, 1993, the Corporation adopted SFAS No.109, "Accounting for Income Taxes."

This statement requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for those temporary differences that have future tax consequences. Income tax expense is based on the current tax payable or refundable and the net change in the deferred tax assets and liabilities. The cumulative effect of this adoption is not material to the financial statements.

RECLASSIFICATIONS: Certain amounts in the prior period financial statements have been reclassified to conform to current year presentation.

NOTE B - RELATED PARTY TRANSACTION

At August 31, 1994, the Corporation had loans payable due the officers in the amount of $147,600. Interest, which was accrued at an annual rate of 7%, amounted to $8,175 and is included in accrued expenses and other liabilities on the accompanying balance sheet.

NOTE C - NOTE PAYABLE

                                                                                  1994              1993
                                                                               ---------         ----------
Note payable to an unrelated company, payable in
monthly installments of $9,573 including interest
at 6%. This note is unsecured and is due March
of 1995. (See Note I for further details on this note)                         $  84,044          $ 173,107

Less: Current Maturities                                                          84,044            107,415
                                                                               ---------          ---------

Note Payable, Net of Current Maturities                                        $     ---          $  65,692
                                                                               =========          =========

See Independent Auditors' Report

INTERLINK TECHNOLOGIES, INC.

AUGUST 31, 1994 AND 1993

NOTE C - NOTE PAYABLE, CONTINUED

Total interest expense under this and other obligations (capital leases and demand note payable) was approximately $74,000 and $62,900, respectively, for the years ended August 31, 1994 and 1993.

NOTE D - CAPITAL LEASE OBLIGATION

The Corporation leases an automobile from a nonrelated party under a capital lease agreement.

Minimum annual payments on the capital lease over the remaining term of the lease for years ending August 31 are as follows:

1995                                                                $   6,709
1996                                                                    3,355
                                                                    ---------
Total Minimum Lease Payments                                           10,064
Less: Amount Representing Interest                                        867
                                                                    ---------
Present Value of Capitalized Lease
 Obligation at August 31, 1994                                          9,197
Less: Current Maturities                                                5,952
                                                                    ---------
Capital Lease Obligation, Net of
 Current Maturities                                                 $   3,245
                                                                    =========

The cost and accumulated depreciation related to assets under current capital leases have been included in property and equipment in the balance sheets at August 31, 1994 and 1993 as follows:

                                                                       1994                   1993
                                                                    ---------              ---------
           Automobiles                                              $  18,895              $  44,643
           Computer Equipment                                             ---                 37,020
                                                                    ---------              ---------
             Total                                                     18,895                 81,663
           Less: Accumulated Depreciation                              15,156                 53,477
                                                                    ---------              ---------
                                                                    $   3,739              $  28,186
                                                                    =========              =========

Note E - Demand Note Payable

At August 31, 1994 the Corporation had a demand note payable due a bank with availability of up to $1,000,000. Borrowings on the note are limited to a percentage of eligible assets based on a certain collateral formula. The note is secured by the accounts receivable and property and equipment of the Corporation, as well as personal guarantees of the Corporation's stockholders. Interest on the note was at 2% above the bank's base rate (7.75%) for the year ended August 31, 1994, and 1% above the base rate (6%) for the year ended August 31, 1993. Outstanding balances on the demand note payable at August 31, 1994 and 1993 were $820,000 and $440,000, respectively.

See Independent Auditors' Report

INTERLINK TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS,
CONTINUED AUGUST 31, 1994 AND 1993

NOTE F - OPERATING LEASES

The Corporation leases its main offices under a long-term operating lease expiring July 31, 1996. The monthly payments are based upon a fixed base rate plus a pro rata share of the building's operating costs. The Corporation also leased other office and warehouse space under annual and month-to-month agreements. These leases were cancelled by the Corporation during fiscal 1994.

Certain automobiles, along with various equipment and furniture, are also leased under operating lease agreements which expire through 1997.

Total lease expense for the years ended August 31, 1994 and 1993 was $348,889 and $243,350, respectively.

The following is a schedule of the future minimum operating lease payments for the next five years ending August 31 under operating leases which have an initial or remaining term in excess of one year.

           1995                                                   $   251,676
           1996                                                       234,278
           1997                                                         2,218
           1998                                                           ---
           1999                                                           ---

NOTE G - EMPLOYEE BENEFIT PLAN

As of February 1, 1991, the Corporation adopted a defined contribution profit sharing 401(k) plan covering substantially all employees. The Corporation has the option to make a contribution to the plan at the fiscal year end. No contributions were made to the plan for the years ended August 31, 1994 and 1993.

NOTE H - INCOME TAXES

As discussed in Note A, the Corporation adopted SFAS No. 109 as of September 1, 1993. Following is a summary of the income tax effects on the financial statements for the years ended August 31, 1994 and 1993.

The components of income taxes consists of:

                                                                      1994                   1993
                                                                   ----------             ----------
           Current (Expense) Benefit                               $  102,015            $   (57,775)
           Deferred (Expense) Benefit                                 102,241               (108,300)
                                                                   ----------            -----------
               Total (Expense) Benefit                             $  204,256            $  (166,075)
                                                                   ==========            ===========


See Independent Auditors' Report

INTERLINK TECHNOLOGIES, INC.

AUGUST 31, 1994 AND 1993

NOTE H - INCOME TAXES, CONTINUED

The net deferred tax liability in the accompanying balance sheet includes the following amounts of deferred tax assets and liabilities:

                                                                      1994                   1993
                                                                   ----------             ----------
         Deferred Tax Liability                                    $  327,900             $  250,241

         Deferred Tax Asset                                           179,900                    ---
                                                                   ----------             ----------
           Net Deferred Tax Liability                              $  148,000             $  250,241
                                                                   ==========             ==========

The deferred tax liability results primarily from the use of a different method of accounting for software development costs for tax purposes. The deferred tax asset results primarily from a net operating loss carryforward and tax credits. At August 31, 1994, the Corporation had $97,358 of refundable income taxes as a result of the current year tax benefit. In addition the Corporation had net operating loss and tax credit carryforwards approximately $345,000 and $63,000, respectively, which expire in 2009. The differences between the Corporation's effective tax rate and the statutory federal rate of 34% are primarily due to certain nondeductible expenses.

NOTE I - REFUNDED TRANSACTION

As a result of a customer's unfulfilled leasing arrangement with an outside third party company, the Corporation was obligated to refund a software license fee sale recognized in fiscal 1992. In March, 1993, the Corporation negotiated repayment to the leasing company with $24,000 paid in cash and the balance of $216,000 in the form of a 24 month note payable (See Note C).

NOTE J - CHANGE IN ACCOUNTING ESTIMATE

During the year ended August 31, 1993, the Corporation changed the estimated economic life of its software development costs from ten to five years. Management believes the five year life will more accurately reflect its results of operation. The net effect of this change on fiscal year 1993 was to decrease net income by approximately $38,750.

NOTE K - CONSULTING AGREEMENT

The Corporation entered into a consulting agreement on September 20, 1993. The agreement provided for services to be rendered by the consultants in the area of business management, including participation and direction of day-to-day activities. The total commitment under this one year agreement was originally $360,000. This agreement was terminated early. See Note N for additional details.

See Independent Auditors' Report

INTERLINK TECHNOLOGIES, INC.

AUGUST 31, 1994 AND 1993

NOTE L - UNCERTAINTY

In its normal course of business the Corporation purchases computer equipment from third party vendors and sells it to customers. The Corporation is involved in a software contract where the customer has deemed the vendor equipment to be non-conforming. Sales to the customer relating to the specific equipment were approximately $450,000 with cost of sales approximately $350,000. The outcome of this matter is uncertain; however, management believes it will not have a material effect on the Corporation's financial position.

NOTE M - POTENTIAL CORPORATE SALE

The stockholders of the Corporation have been involved in discussions relating to the potential sale of the Corporation to an unrelated party. As of the date of this report, a draft purchase agreement has been prepared and negotiations are ongoing.

NOTE N - OPERATIONS

As shown in the accompanying financial statements, the Corporation incurred a net loss of $469,685 for the year ended August 31, 1994, and as of that date, current liabilities exceeded current assets by $803,458. Management has taken certain steps and is currently implementing others to improve operating results and continue the Corporation's viability as a going concern. Management's actions include reducing overhead expenses, increasing sales efforts, and expanding revenue sources.

Overhead expenses have been reduced in several areas. The consulting agreement referred to in Note K was terminated in May, 1994. Under this agreement the Corporation incurred expenses of $293,000 which are not expected to reoccur in future years. The Corporation's Texas and California branch offices and its warehouse facility were closed in May, 1994. All leases were successfully terminated for these locations and associated operating expenses eliminated, providing an approximately $54,000 annual savings. All Corporate operations have been consolidated to the Maumee, Ohio headquarters. A total of nine full-time employees were laid off in May and June, 1994, reducing payroll costs by approximately $320,000 annually. Such employees were principally in clerical and redundant functions and are not expected to be replaced in the future.

Sales efforts have been increased specifically by targeting and concentrating marketing efforts in the Midwest and Northeastern states. Although the Corporation continues to pursue any inquiries received, mailing lists and lead sources for these closer-to-home areas are its main sales efforts. The Corporation has emphasized its success in certain niche markets (i.e., food, pharmaceutical, automotive) by working with previous customers to market through their channels. In addition, the Corporation has increased its relations with several hardware vendors and has established and received lead sources for potential software and hardware sales.

See Independent Auditors' Report

INTERLINK TECHNOLOGIES, INC.

AUGUST 31, 1994 AND 1993

NOTE N - OPERATIONS, CONTINUED

Expanded revenue sources are being accomplished by aggressively pursuing additional sales from its existing customers. Such efforts have and continue to generate revenue from additional program modification work, annual support agreements, advanced training, additional hardware sales and maintenance, and secondary site licenses and projects. The Corporation is also pursuing hardware sales to noncustomers by expanding its VAR relations with vendors, and by seeking regional sales leads from such vendors.

Management is focusing on reducing its current liabilities from continuing operations and has established reseller agreements with improved terms and payment plans with its largest vendors which are favorable to accomplishing this goal. As a result of these efforts, management expects that the combination of reduced sales and increased overhead which occurred in fiscal 1994 will not reoccur in future years.



See Independent Auditors' Report